 As filed with the Securities and Exchange Commission on December 10, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CROSS COUNTRY, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                       13-4066229
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                              Number)

                        6551 PARK OF COMMERCE BLVD, N.W.
                                    SUITE 200
                              BOCA RATON, FL 33487
               (Address of principal executive offices) (Zip code)

         CROSS COUNTRY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
       CROSS COUNTRY, INC. AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                                JOSEPH A. BOSHART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CROSS COUNTRY, INC.
                        6551 PARK OF COMMERCE BLVD, N.W.
                                    SUITE 200
                              BOCA RATON, FL 33487
                                 (561) 998-2232
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ---------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             STEPHEN W. RUBIN, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 969-3000

                        ---------------------------------

================================================================================

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                         CALCULATION OF REGISTRATION FEE

                                    Proposed
                                                      maximum           Proposed maximum
  Title of securities to be      Amount to be     offering price       aggregate offering            Amount of
         registered             registered (1)     per share(2)             price (2)            Registration Fee
-----------------------------  ----------------  -----------------  -------------------------  ---------------------
Common Stock, par                 4,398,001           $26.12             $114,875,786.12            $27,455.31
value $.0001 per share
-----------------------------  ----------------  -----------------  -------------------------  ---------------------


         (1) The maximum number of shares as to which awards may be granted under the Cross Country, Inc. Amended and Restated 1999 Stock Option Plan (the "Stock Option Plan") is 2,145,515 and the maximum number of shares as to which awards may be granted under the Cross Country, Inc. Amended and Restated Equity Participation Plan (the "Equity Participation Plan," and together with the Stock Option Plan, the "Plans") is 2,252,486. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Plans.

         (2) Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act and is the product of multiplying the number of shares as to which options may be granted under the Plans by $26.12, which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on December 4, 2001. The price stated is estimated solely for the purpose of calculating the Registration Fee.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The Section 10(a) prospectuses for the Stock Option Plan and the Equity Participation Plan are not being filed with the Securities and Exchange Commission (the "Commission") as a part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Cross Country, Inc., a Delaware corporation (the "Company" or the "Registrant"), is registering herewith 2,145,515 shares of its common stock, par value $.0001 per share (the "Common Stock"), which are issuable pursuant to the Stock Option Plan, and 2,252,486 shares of Common Stock, which are issuable pursuant to the Equity Participation Plan.

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company are incorporated herein by reference:

                  (a) The Company's prospectus, filed with the Commission on October 25, 2001 pursuant to Rule 424(b) under the Securities Act;

                  (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, filed with the Commission on November 16, 2001; and

                  (c) The description of the Company's Common Stock, par value $.0001 per share, contained in the Company's Registration Statement on Form 8-A (No. 000-33169), filed with the Commission on September 19, 2001, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon by Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. Stephen W. Rubin, Esq., a member of Proskauer Rose LLP, owns 500 shares of Common Stock of the Company.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the General Corporation Law of Delaware allows a corporation to limit a director's personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. The Company's Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

         Section 145 of the General Corporation Law of Delaware permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. The Company's Certificate of Incorporation, as amended, and the Company's By-Laws, as amended, provide for full indemnification of its directors and officers to the extent permitted by
Section 145.

         The Company's amended and restated certificate of incorporation limits the liability of the Company's directors to the Company and its stockholders to the fullest extent permitted by Delaware law. Specifically, the Company's directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability

         o for any breach of the director's duty of loyalty to the Company or its stockholders;
         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         o under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases, or redemptions; and
         o for any transaction from which the director derived an improper personal benefit.

         The Company's amended and restated certificate of incorporation and amended and restated by-laws will also contain provisions indemnifying the Company's directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled.

         In addition, the Company maintains insurance on behalf of its directors and officers insuring them against liabilities asserted against them in their capacities as directors or officers or arising out of such status, except when the Company has directly indemnified the directors and officers.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The documents listed hereunder are filed as exhibits hereto.

         EXHIBIT
         NUMBER            DOCUMENT

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-64914))

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-64914))

         4.3               Amended and Restated 1999 Stock Option Plan of the
                           Company

         4.4               Amended and Restated Equity Participation Plan of the
                           Company

         *5.1              Opinion of Proskauer Rose LLP

         *23.1(a)          Consent of Ernst & Young LLP

         *23.1(b)          Consent of Ernst & Young LLP

         *23.1(c)          Consent of Ernst & Young LLP

         *23.1(d)          Consent of Ernst & Young LLP

         *23.2             Consent of Pricewaterhouse Coopers LLP

         *23.3             Consent of Deloitte & Touche LLP

         *23.4             Consent of Proskauer Rose LLP (included in
                           Exhibit 5.1))

         *24.1             Power of Attorney (included on Signature Page)

*Filed herewith.

         ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post- effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 10, 2001.

                                     By      /s/ Joseph A. Boshart
                                        ----------------------------------------
                                        Joseph A. Boshart

                                        President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph A. Boshart his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Cross Country, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's Amended and Restated 1999 Stock Option Plan or the Company's Amended and Restated Equity Participation Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                       Date

/s/ Joseph A. Boshart                       President; Chief Executive Officer;         December 10, 2001

    Joseph A. Boshart                       Director (Principal Executive Officer)


/s/ Emil Hensel                             Chief Financial Officer, Chief              December 10, 2001

    Emil Hensel                             Operating Officer and Director
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)


/s/ Karen H. Bechtel                        Director                                    December 10, 2001

    Karen H. Bechtel


/s/ Bruce A. Cerullo                        Director                                    December 10, 2001

    Bruce A. Cerullo


                                      II-6





/s/ Thomas C. Dircks                        Director                                    December 10, 2001

    Thomas C. Dircks


/s/ A. Lawrence Fagan                       Director                                    December 10, 2001

    A. Lawrence Fagan


/s/ M. Fazle Husain                         Director                                    December 10, 2001

    M. Fazle Husain






                                      II-7